UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 2, 2010, the Board of Directors (the “Board”) of BakBone Software Incorporated (the “Company”) granted options to purchase the Company’s common shares to certain of its employees and directors, including its principal executive officer, principal financial officer and other named executive officers as follows:

Options to Purchase Common Shares
James Johnson, President and Chief Executive Officer	700,000
Kenneth Horner, Senior Vice President, Corporate Development	300,000
Dan Woodward, Senior Vice President, Product Delivery	250,000
Steve Martin, Senior Vice President and Chief Financial Officer	225,000

Each of the options issued to the above executive officers is immediately exercisable for 25% of the shares on the date of grant, with the remaining 75% vesting monthly over the following four years, such that the option is fully vested on the fourth anniversary of the date of grant. Consistent with the terms of Change in Control Agreements the Company has entered into with its executive officers and the Employment Agreement the Company has entered into with Mr. Johnson, the options become fully vested in the event the executive officer is terminated without cause within 12 months following a change in control of the Company. The options are exercisable at $0.35 per share, the closing price of the Company’s common shares on the OTC Bulletin Board on the date of grant. The grants were made under the Company’s Amended and Restated 2003 Equity Incentive Plan pursuant to a new form of option agreement adopted by the Company, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Form of Stock Option Agreement (Executive Officers)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

March 8, 2010	By:	/s/ STEVE MARTIN
Steve Martin
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Form of Stock Option Agreement (Executive Officers)